Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-132998 of CommunitySouth Bancshares, Inc. on Form S-8, pertaining to the CommunitySouth Bancshares, Inc. 2005 Stock Incentive Plan, of our report, dated March 27, 2007, that is incorporated by reference in the Annual Report on Form 10-KSB of CommunitySouth Bancshares, Inc. for the year ended December 31, 2006.

/s/ Elliott Davis, LLC

Greenville, South Carolina
March 27, 2007